UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

The Arena Group Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor
New York, NY	10281
(Address of principal executive offices)	(Zip Code)

212-321-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AREN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, the Board of Directors (the “Board”) of The Arena Group Holdings Inc. (the “Company”) terminated the employment of Sara Silverstein, the Company’s Chief Executive Officer, without cause, effective the same day.  Pursuant to her employment agreement with the Company, subject to signing a standard release, upon a termination without cause, Ms. Silverstein is entitled to accelerated vesting of all outstanding equity awards as well as reimbursement of COBRA benefits for a period of up to 18 months.

On the same day, the Board appointed Paul Edmondson as interim Chief Executive Officer. Prior to this appointment, Mr Edmondson, 50, was the Company’s President, Platform since January 2021, overseeing our Platform business, which offers the core content management system, programmatic advertising technology and multitenant subscription stack for publishers serving partner publishers and our owned and operated properties. Prior to serving as President, Platform, Mr. Edmondson served as our Chief Operating Officer from 2018 to 2019 after joining the company with our acquisition of HubPages, Inc. in 2018.

There are no arrangements or understandings between Mr. Edmondson and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Edmondson and any director or executive officer of the Company, and Mr. Edmondson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In his role prior to this appointment, Mr. Edmondson is party to an employment agreement, dated January 1, 2021 (the "Employment Agreement"), and is currently paid a base salary of $486,203. He is also is eligible to earn an annual bonus under our Bonus Plan based on the achievement of performance goals set by the Compensation Committee, with a target bonus amount equal to 75% of base salary, and is eligible to participate in Company incentive plans and employment benefits available to the Company’s other employees, as described in our definitive proxy statement filed on December 12, 2024. Upon a termination without cause, Mr. Edmundson would be entitled to severance equal to one year of base salary, up to 18 months of COBRA premium reimbursements and full vesting of all outstanding equity awards, in all cases subject to entry into a standard release agreement. The Employment Agreement also contains certain non-compete and non-solicitation provisions.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Any changes to Mr. Edmondson’s compensation as interim Chief Executive Officer will be determined at a later time.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement with Paul Edmondson.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Date: February 19, 2025

	By:	/s/ Paul Edmondson
	Name:	Paul Edmondson
	Title:	Interim Chief Executive Officer